Exhibit 3.1

             [NOTE:THE FOLLOWING RESTATED CERTIFICATE OF INCORPORATION HAS BEEN FURTHER RESTATED, FOR PURPOSES OF FILING THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION ONLY, TO GIVE EFFECT TO ALL AMENDMENTS OF AND ADDITIONS TO THE RESTATED CERTIFICATE OF INCORPORATION OF BARNES GROUP INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PRIOR TO THE DATE THIS RESTATED CERTIFICTAE OF INCORPORATION IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SIGNATURES FROM THE ORIGINAL HAVE BEEN OMITTED.]



                                      RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                                  BARNES GROUP INC.


                                  -----------------


                       Barnes Group Inc., having filed its original
          Certificate of Incorporation with the Secretary of State of the State of Delaware on January 30, 1925 under the name of Associated Spring Corporation of Delaware, thereby forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby restate its Certificate of Incorporation and certify as follows:

                       FIRST:    The name of this corporation is

                  BARNES GROUP INC.

                       SECOND:   Its principal office in the State of
          Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                       THIRD:    The nature of the business or objects
          or purposes proposed to be transacted, promoted or carried on are:-

                  (a) To deal in, purchase, manufacture, hold, own, sell or otherwise dispose of, repair, exchange, import and export, all kinds and varieties of springs and spring beds, wire and wire rope, rivets, screws, bolts, nuts, shanks, and other wares manufactured from metals or alloys, either alone or in combination with leather, paper, wood or other substance; all kinds and varieties of articles composed wholly or in part of metal, leather, paper, wood or other substance; plates made of any kind of metal or alloy by rolling or otherwise manufacturing the same;

                  (b) To purchase, produce, manufacture, lease, and sell all kinds of stock, tools, machinery, machine supplies, engineering appliances, engineering accessories, goods, wares, and merchandise, necessary or incidental to the manufacture, purchase, sale, storage or repair of the articles hereinbefore mentioned in clause (a);

                  (c) To produce, manufacture, purchase, sell and deal in manufacturers' and mill supplies, engines, boilers, machinery, tools, machine shops, electrical supplies and appliances, foundry and factory supplies and hardware of all kinds; and generally to produce, manufacture, buy, sell, exchange and deal in all or any of the above specified products or by products thereof, and all materials used in the production thereof;

                  (d) To acquire, buy, hold, mortgage, lease, sell, exchange and convey, for the purpose of carrying on the business of the corporation, any and all property, both real and personal and any interest therein;

                  (e) To purchase or otherwise acquire, hold, operate under, own, sell, give and receive licenses under, and otherwise deal in patents, patent rights or privileges, inventions, improvements or secret processes, trade marks and trade names, whether or not in any way relating to any of the business aforesaid;

                  (f) To purchase, subscribe for, or otherwise acquire and hold for investment, or otherwise, or to use, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, any shares of stock, bonds, securities, or other obligations or evidences of indebtedness of this corporation or of any other corporation or associa-tion, firm, or individual, or of any government, or of any subdivision thereof, and to aid in any manner any such corporation, association, firm, individual, government or any subdivision thereof, whose shares of stock, bonds, or other obligations are held by this corporation, and to do any other act or thing permitted by law for the preservation, protection, improvement, or enhancement of the value of such shares of stock, bonds, securities, or other obligations, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, so far as the same may be permitted by law;

                  (g) To borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures, and other obligations and evidences of indebtedness of all kinds, secured or unsecured, of the corporation for moneys borrowed or in payment for property acquired, or for any of the other objects or purposes of the corporation, or for any of the objects of its business; to secure the same by mortgage or mortgages, or deed or deeds of trust, or pledge, or other lien upon any or all of the property, rights, privileges, or franchises of the corporation wheresoever situated, acquired, or to be acquired; to sell, pledge, or otherwise dispose of any or all debentures, or other bonds, notes and other obligations, in such manner and upon such terms as the Board of Directors may deem judicious, and to guarantee the payment of any dividends upon stocks, or the principal or interest upon bonds, or the contracts or other obligations of any corporation, association, firm, or individual, so far as the same may be permitted by law;

                  (h) To conduct its business, so far as permitted by law, in the State of Delaware and other states of the United States and in the territories and District of Columbia, and all dependencies and colonies or possessions of the United States and in foreign countries, and for and in connection with such business to acquire, hold, possess, purchase, lease, sell, mortgage and convey real and personal property, or any interest therein, and to maintain offices and agencies either within or anywhere without the State of Delaware;

                  (i) To carry on all or any part of the foregoing objects as principal, factor, agent, contractor or otherwise, either alone or in connection with, any person, firm, association, or corporation, in any part of the world, and in general to do any and all things and to exercise any and all such powers as may be incidental to the conduct of the business of the corporation, and in pursuance thereof to exercise all the powers conferred upon the corporation by the General Corporation Law of the State of Delaware, or any other law that may be now or hereinafter applicable to the corporation.

                       The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                       FOURTH:   The total number of shares of all
          classes of stock which the corporation shall have authority to issue is 63,000,000 shares, consisting of 3,000,000 shares of preferred stock of the par value of $.01 per share and 60,000,000 shares of common stock of the par value of $.01 per share.

                       Shares of preferred stock may be issued from time to time in one or more series, as may be determined from time to time by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of preferred stock shall be alike in every part-icular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board of Directors is hereby authorized to fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred shares, and any other powers, designations, prefer-ences and relative, participating, optional or other rights of such series, and any qualifications, limitations, or restrictions on any of the rights of such series, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                       Subject to any rights and privileges granted to the holders of preferred stock by resolution of the Board of Directors pursuant to the provisions of this Article FOURTH, the holders of common stock shall exercise one vote in re-spect of each share of stock held by them on all matters voted upon by the stockholders; shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; shall be entitled, upon liquidation or dissolution, to receive all the assets of the corporation, tangible and intangible, of whatever kind available for distribution, remaining after payment of the liquidation preferences granted to any shares of preferred stock, ratably in proportion to the number of shares of common stock held by them; and shall have such other rights and privileges as may be allowed to them by the laws of the State of Delaware.

                       The amount of the authorized stock of the corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

                       No holder or owner of any shares of stock of the corporation of any class, now or hereafter authorized, at any time shall be entitled as of right, by reason of the holding or ownership of such stock, to subscribe to additional shares of stock (or to obligations convertible into stock) of any class, now or hereafter authorized, which may at any time be issued and disposed of by the corporation. The corporation, from time to time, may issue and dispose of the shares of its stock of any class, now or hereafter authorized, and for such purpose may grant rights or options to subscribe for, pur-chase or otherwise acquire any shares of such stock, to such person or persons, in such amounts, for such consideration, and on such terms, as the Board of Directors lawfully may determine.

                       At the discretion of the Board of Directors, any distribution to the stockholders upon the liquidation, disso-lution or winding up of the corporation may be in whole or in part in securities or property and the determination of the Board of Directors as to the value of such securities or other property shall be conclusive.

                       So far as permitted by law, the corporation may acquire or purchase, out of surplus, shares of any class of the outstanding stock of the corporation in such amounts and for such consideration as the Board of Directors may deter-mine. The corporation from time to time may sell or other-wise dispose of treasury stock held by the corporation (that is to say, stock issued and thereafter acquired by the corpo-ration) to such person or persons and in such amounts and for such consideration as the Board of Directors may determine, and no holder or owner of shares of the stock of the corpora-tion at any time shall be entitled as of right, by reason of the holding or ownership of such stock, to acquire any part thereof.

                        In accordance with this Article FOURTH, the Board of Directors has designated certain shares of Preferred Stock into series with the voting powers, preferences, rights, qualifications, limitations and restrictions set forth in (i) the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the corporation filed with the Secretary of State of the State of Delaware on July 25, 1986 which is attached hereto as Exhibit A and is hereby incorporated herein by reference and (ii) the Certificate of Designation of Series B Cumulative Convertible Preferred Stock of the corporation filed with the Secretary of State of the State of Delaware on December 7, 1987 which is attached hereto as Exhibit B and is hereby incorporated herein by reference.

                       FIFTH:    The number of shares with which the
          corporation will commence business is ten (10) shares of capital stock, which shares are without nominal or par value.

                       SIXTH:    The corporation is to have perpetual
          existence.

                       SEVENTH:  The private property of the
          stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                       EIGHTH:   The Directors of the corporation need
          not be stockholders thereof.

                       NINTH:    In furtherance, and not in limitation
          of the powers conferred by statute, the Board of Directors, subject to the provisions of this Certificate of Incorpora-tion, is expressly authorized:

                  (a)  To make and alter the by-laws of the corporation.

                  (b) To fix the amount to be reserved as working capital over and above its capital stock paid in.

                  (c) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the corporation except as conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

                  (d) If the by-laws so provide, to designate three or more of its number to constitute an executive committee, which committee shall, to the extent provided in the by-laws of the corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation and have power to cause the seal of the corporation to be affixed to all papers which may require it.

                  (e) Pursuant to the affirmative vote of the holders of at least two-thirds of the shares of capital stock then issued and outstanding, given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority to mortgage, sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the corporation.

                  (f) Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of the corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

                  (g) Subject to the provisions of this Certificate of Incorporation, the corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

                       TENTH:    In so far as the same is not contrary
             to the laws of the State of Delaware, in case the corporation enters into contracts or transacts business with one or more of its Directors, or with any firm of which one or more of its Directors are members, or with any association or other corporation of which one or more of its Directors are directors or officers, such contract or transaction shall not be invalidated or in any wise affected by the fact that such Director or Directors were or may be adversely interested therein, even though the vote of the Director or Directors having such adverse interest shall have been necessary to obligate the corporation upon such contract or transaction, and even though the fact of such adverse interest may not have been disclosed prior to the time when the corporation became obligated thereon; no such Director or Directors shall be liable to the corporation or to any stockholder or creditor thereof or by reason of any such contract or transaction, nor shall such Director or Directors be accountable for any gains or profits realized thereon.

                       ELEVENTH: Notwithstanding the provisions of para-
             graph (a) of Article NINTH of this Certificate of Incorporation and any provision of the By-Laws of the corporation, no amendment to this Certificate of Incorporation or to the By-Laws shall amend, alter, change or repeal any of the provisions of Sections 2, 3, 8 or 9 of
             Article II of the By-Laws or of this Article ELEVENTH unless adopted by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article ELEVENTH as one class.

                       TWELFTH:  1.   In addition to the affirmative
             vote required by law, the terms of any other Article of this Restated Certificate of Incorporation or otherwise, the approval or authorization of any Business Combination (as hereinafter defined) with any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of not less than 70 percent of the corporation's Voting Stock (as hereinafter defined); provided that such 70 percent voting requirement shall not be applicable if both of the following conditions are met:

                  (a) The cash per share, if any, plus the fair market value (as determined by a majority of the Continuing Directors) of any other consideration to be received per share by the holders of shares of any class of the corporation's capital stock in conjunction with a Business Combination is not less than the greater of (with appropriate adjustments for any recapitalizations, stock splits, stock dividends and like distributions):

                       (i) the highest price per share (including any and all brokerage, soliciting dealer's or other fees or taxes) paid by the Interested Person to acquire any such shares of the corporation's capital stock during the period beginning two years prior to such Interested Person's acquisition of sufficient shares to become an Interested Person and ending immediately prior to the vote of the stockholders upon such Business Combination involving such Interested Person; or

                       (ii) an amount per share at least equal to the
               Market Price per share of such shares of the corporation's capital stock immediately prior to the announcement of such Business Combination involving such Interested Person plus a percentage of such Market Price equal to the highest percentage of premium over the then Market Price paid by the Interested Person (including any and all brokerage, soliciting dealer's or other fees or taxes) to acquire any such shares of capital stock during the period beginning two years prior to such Interested Person's acquisition of sufficient shares to become an Interested Person and ending immediately prior to the vote by stockholders upon such Business Combina-tion.

                  (b) After such Interested Person's acquisition of such shares which caused it to become an Interested Person but before the consummation of any Business
               Combination:

                       (i)  such Interested Person has received no
               benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation; and

                       (ii) such Interested Person has made no major changes in the corporation's business or capital struc-ture; and

                       (iii) there has been no reduction in the rate of dividends payable on any class of the corporation's capital stock except as may have been approved by a majority of the Continuing Directors; and

                       (iv) such Interested Person has not acquired directly or indirectly any additional newly issued or treasury shares of the corporation's capital stock from the corporation except as a result of a pro rata stock dividend or stock split; and

                       (v) unless otherwise decided by a majority of Continuing Directors, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, is mailed to all holders of Voting Stock at least thirty days prior to the vote by stockholders upon such Business Combination for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement shall contain recommendations in a prominent place, if any have been furnished in writing by the Continuing Directors or any of them, as to the advisability (or inadvisability)of the Business Combina-tion and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable invest-ment banking firm as to the fairness (or lack of fair-ness) of the terms of such Business Combination from the point of view of the holders of Voting Stock other than the Interested Person (such investment banking firm is to be selected by a majority of the Continuing Direc-tors, furnished with all information it reasonably re-quests and paid a reasonable fee for its services upon receipt by the corporation of such opinion); and

                       (vi)  the consideration offered to the
               corporation's stockholders for the consummation of the Business Combination shall be consideration of the same type and kind paid by the Interested Person in the acquisition of Voting Stock by the Interested Person which caused it to become an Interested Person.

               2. Notwithstanding any other provisions of this Arti-cle, the 70 percent voting requirement shall not apply if the Continuing Directors have by an affirmative vote of at least 66 2/3 percent approved the Business Combi-nation.

               3.   As used in this Article:

                  (a) Business Combination means (i) any merger or consolidation of the corporation or any subsidiary (for the purposes of this section 3, subsidiary means any company in which the corporation owns directly or indi-rectly a majority of any class of equity security) with or into an Interested Person, (ii) any merger or consol-idation of an Interested Person with or into the corpo-ration or any subsidiary, (iii) any sale, lease, ex-change, transfer or other disposition, including without limitation a mortgage or any other security device, in one transaction or a series of transactions, of all or any Substantial Part (as hereinafter defined) of the assets either of the corporation or of any subsidiary (including without limitation any voting securities of a subsidiary) to an Interested Person, (iv) any sale, lease, exchange, transfer or other disposition in one transaction or a series of transactions, of all or any Substantial Part of the assets of an Interested Person to the corporation or a subsidiary, (v) the issuance or transfer of any securities (other than by way of pro rata distribution to all stockholders) of the corporation or a subsidiary to an Interested Person,
               (vi) any reclassification of securities (including without limitation a reverse stock split), recapital-ization, reorganization, merger or consolidation that would have the effect of increasing the voting power of an Interested Person, (vii) any liquidation or dissolu-tion of the corporation or any subsidiary, and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                  (b)  Continuing Director means a person who

                       (i) has been a member of the corporation's Board of Directors since January 1, 1983; or

                       (ii) was a director of the corporation prior to the time that such Interested Person acquired ownership of sufficient Voting Stock to become an Interested Person and who continues to serve as a director after such Interested Person became an Interested Person; or

                       (iii) was a director who has been recommended to directly succeed a Continuing Director or to join the Board of Directors by a majority of the remaining Con-tinuing Directors.

                  (c) Interested Person means any individual, corpo-ration, partnership or other person or entity (including any group composed of persons and any of their Affili-ates or Associates acting pursuant to an agreement, arrangement or understanding to acquire, hold, vote or dispose of any of the corporation's Voting Stock) which, together with its Affiliates and Associates, at any time Beneficially Owns in the aggregate 5 percent or more of the Voting Stock of the corporation or any subsidiary, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Further and without limitation, any shares of Voting Stock of the corporation or a subsidiary that any Inter-ested Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, war-rants or options, or otherwise, shall be deemed benefi-cially owned by such Interested Person. The terms Affiliates, Associates, and Beneficially Owns as used herein have the meanings set forth as of January 1, 1983 in Regulations 12B and 13D under the Securities Exchange Act of 1934.

                  (d) Market Price means (i) the last sale price of the relevant class of the corporation's capital stock as reported on the composite tape of a national securities exchange on the relevant date, or (ii) if such class of capital stock is not so listed and reported on a nation-al securities exchange, the highest closing asked quota-tion with respect to a share of such stock during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or (iii) if such class of capital stock is not so listed or quoted, that fair market value determined in good faith by a majority of the Continuing Directors.

                  (e)  Substantial Part means the lesser of (i)
               $10,000,000 or (ii) 10 percent or more of the book value of the total assets of the corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  (f) Voting Stock means all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes enti-tled to be cast by holders of shares of Voting Stock.

               4. The provisions of this Article TWELFTH shall also apply to a Business Combination with any individual, corporation, partnership or other person or entity which had been an Interested Person, notwithstanding that such individual, corporation, partnership or other person or entity has reduced its stockholdings below 5 percent of the Voting Stock of the corporation.

               5. A majority of the Continuing Directors shall have the power and authority to construe and apply any and all of the terms and provisions of this Article TWELFTH on the basis of information known to them after reason-able inquiry.

               6. No amendment to this Restated Certificate of Incor-poration shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless such amend-ment shall receive the affirmative vote of the holders of not less than 70 percent of the corporation's Voting Stock; provided that if two-thirds of the Continuing Directors vote to recommend the amendment to the stock-holders, such amendment shall only require the affirma-tive vote of the holders of a majority of the corporation's Voting Stock.

               7. Nothing in this Article TWELFTH shall be deemed or construed to relieve any Interested Person from any fiduciary or other obligation imposed by law.

                       THIRTEENTH:  No action required to be taken or
             which may be taken at any annual or special meeting of stockholders may be taken by consent in writing without a meeting of stockholders. No amendment to this Certificate of Incorporation or to the By-Laws shall amend, alter, change or repeal any provision of this Article THIRTEENTH unless adopted by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article THIRTEENTH as one class.

                       FOURTEENTH:  A director of the Corporation shall
             not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                       If the General Corporation Law of the State of
             Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended.

                       Any repeal or modification of this Article shall
             not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                       This Restated Certificate of Incorporation was
             duly adopted by the Board of Directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between those provisions and the provisions of this restated Certificate of Incorporation.

                       IN WITNESS WHEREOF, Barnes Group Inc. has caused
             this restated Certificate of Incorporation to be signed in its corporate name by its Chairman of the Board and its Chairman of the Executive Committee and its corporate seal to be affixed hereto and attested by its Secretary this 6th day of April, 1977.



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